Exhibit 10.1(e)

FOURTH AMENDMENT TO LEASE

THIS FOURTH AMENDMENT TO LEASE AGREEMENT (this “Fourth Amendment”) is made as of August 15, 2016, by and between ARE-819/863 MITTEN ROAD, LLC, a Delaware limited liability company (“Landlord”), and CORVUS PHARMACEUTICALS, INC., a Delaware corporation (“Tenant”).

RECITALS

A.            Landlord and Tenant are parties to that certain Lease Agreement dated as of January 27, 2015, as amended by that certain First Amendment to Lease dated as of March 19, 2015, as further amended by that certain Second Amendment to Lease dated as of August 20, 2015 (the “Second Amendment”), and as further amended by that Third Amendment to Lease dated as of June 27, 2016 (as amended, the “Lease”).  Pursuant to the Lease, Tenant leases from Landlord certain premises consisting of approximately 26,660 rentable square feet (the “Existing Premises”) in a building located at 863 Mitten Road and 866 Malcolm Road, Burlingame, California (collectively, the “Building”).  The Existing Premises are more particularly described in the Lease.  Capitalized terms used herein without definition shall have the meanings defined for such terms in the Lease.

B.            Landlord and Tenant desire, subject to the terms and conditions set forth below, to amend the Lease to, among other things, expand the size of the Existing Premises by adding approximately 1,973 rentable square feet in the Building, as shown on Exhibit A attached to this Fourth Amendment (the “Fourth Expansion Premises”).

NOW, THEREFORE, in consideration of the foregoing Recitals, which are incorporated herein by this reference, the mutual promises and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.                                      Fourth Expansion Premises.  In addition to the Existing Premises, commencing on the Fourth Expansion Premises Commencement Date (as defined in Section 2 below), Landlord leases to Tenant, and Tenant leases from Landlord, the Fourth Expansion Premises.

2.                                      Delivery.  Landlord shall use reasonable efforts to deliver (“Deliver” or “Delivery”) the Fourth Expansion Premises to Tenant on or before the Fourth Expansion Premises Target Commencement Date.  If Landlord fails to timely Deliver the Fourth Expansion Premises, Landlord shall not be liable to Tenant for any loss or damage resulting therefrom, and the Lease shall not be void or voidable. The “Fourth Expansion Premises Target Commencement Date” shall be February 1, 2017.

The “Fourth Expansion Premises Commencement Date” shall be the date that Landlord Delivers the Fourth Expansion Premises to Tenant.  Upon the request of Landlord, Tenant shall execute and deliver a written acknowledgment of the Fourth Expansion Premises Commencement Date in substantially the form of the “Acknowledgement of Commencement Date” attached to the Lease as Exhibit D; provided, however, Tenant’s failure to execute and deliver such acknowledgment shall not affect Landlord’s rights hereunder.

Except as otherwise set forth in this Fourth Amendment: (i) Tenant shall accept the Fourth Expansion Premises in their “as-is” condition as of the Fourth Expansion Premises Commencement Date, subject to all applicable Legal Requirements; (ii) Landlord shall have no obligation for any defects in the Fourth Expansion Premises; and (iii) Tenant’s taking possession of the Fourth Expansion Premises shall be conclusive evidence that Tenant accepts the Fourth Expansion Premises.

Except as otherwise provided in this Fourth Amendment, Tenant agrees and acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the condition of all or any portion of the Fourth Expansion Premises, and/or the suitability of the Fourth Expansion Premises for the conduct of Tenant’s business, and Tenant waives any implied warranty that the Fourth Expansion Premises are suitable for the Permitted Use.

3.                                      Definitions.  Commencing on the Fourth Expansion Premises Commencement Date, the definitions of “Premises,” “Rentable Area of Premises,” and “Tenant’s Share of Operating Expenses of Project” are hereby deleted and replaced with the following:

“Premises:  That portion of (a) the 863 Building containing approximately 28,633 rentable square feet, consisting of (i) approximately 8,138 rentable square feet (the “Original Premises”) in the west wing of the 863 Building (“West Building”), (ii) approximately 2,442 rentable square feet (the “Expansion Premises”) in the east wing of the 863 Building (“East Building”), (iii) approximately 5,246 rentable square feet in the East Building (the “Third Expansion Premises”), (iv) approximately 1,973 rentable square feet in the East Building (the “Fourth Expansion Premises”), and (v) approximately 10,834 rentable square feet  (“Second Expansion Premises”) in the east wing of the 866 Building (“866 East Building”), all as determined by Landlord, as shown on Exhibit A.”

“Rentable Area of Premises:  28,633 sq. ft.”

“Tenant’s Share of Operating Expenses of Project:  29.38%”

As of the Fourth Expansion Premises Commencement Date, Exhibit A to the Lease shall be amended to include the Fourth Expansion Premises as shown on Exhibit A attached to this Fourth Amendment as part of the Premises.

4.                                      Base Term.  Commencing on the Fourth Expansion Premises Commencement Date, the defined term “Base Term” on page 1 of the Lease is deleted in its entirety and replaced with the following:

“Base Term:  Commencing (i) with respect to the Original Premises on the Commencement Date, (ii) with respect to the Expansion Premises on the Expansion Premises Commencement Date, (iii) with respect to the Second Expansion Premises on the Second Expansion Premises Commencement Date, (iv) with respect to the Third Expansion Premises on the Third Expansion Premises Commencement Date, and (v) with respect to the Fourth Expansion Premises on the Fourth Expansion Premises Commencement Date, and ending with respect to the entire Premises on January 31, 2021 (“Expiration Date”).”

5.                                      Base Rent.

a.             Existing Premises.  Tenant shall continue paying Base Rent with respect to the Existing Premises as provided in the Lease through Expiration Date.

b.             Fourth Expansion Premises.  Commencing on the Fourth Expansion Premises Commencement Date, Tenant shall pay Base Rent with respect to the Fourth Expansion Premises at the same per square foot rate of Base Rent that Tenant is then currently paying with respect to the Existing Premises as adjusted pursuant to Section 5(a) of the Second Amendment.

6.                                      Expansion Right.  As of the date of this Fourth Amendment, the defined term “ROFR Space” in Section 8(a) of the Second Amendment shall mean that certain space identified on Exhibit B attached hereto.

7.                                      Disclosure.  For purposes of Section 1938 of the California Civil Code, as of the date of this Fourth Amendment, Tenant acknowledges having been advised by Landlord that the Project has not been inspected by a certified access specialist.

8.                                      OFAC.  Tenant and all beneficial owners of Tenant are currently (a) in compliance with and shall at all times during the Term of the Lease remain in compliance with the regulations of the Office of Foreign Assets Control (“OFAC”) of the U.S. Department of Treasury and any statute, executive order, or regulation relating thereto (collectively, the “OFAC Rules”), (b) not listed on, and shall not during the term of the Lease be listed on, the Specially Designated Nationals and Blocked Persons List, Foreign Sanctions Evaders List or the Sectoral Sanctions Identifications List, which are all maintained by OFAC and/or on any other similar list maintained by OFAC or other governmental authority pursuant to any authorizing statute, executive order, or regulation, and (c) not a person or entity with whom a U.S. person is prohibited from conducting business under the OFAC Rules.

9.                                      Brokers.  Landlord and Tenant each represents and warrants that it has not dealt with any broker, agent or other person (collectively, “Broker”) in connection with the transaction reflected in this Fourth Amendment and that no Broker brought about this transaction. Landlord and Tenant each hereby agree to indemnify and hold the other harmless from and against any claims by any Broker claiming a commission or other form of compensation by virtue of having dealt with Tenant or Landlord, as applicable, with regard to this Fourth Amendment.

10.                               Miscellaneous.

a.             This Fourth Amendment is the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and discussions.  This Fourth Amendment may be amended only by an agreement in writing, signed by the parties hereto.

b.             This Fourth Amendment is binding upon and shall inure to the benefit of the parties hereto, and their respective successors and assigns.

c.             This Fourth Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument.  The signature page of any counterpart may be detached therefrom without impairing the legal effect of the signature(s) thereon provided such signature page is attached to any other counterpart identical thereto except having additional signature pages executed by other parties to this Fourth Amendment attached thereto.

d.             Except as amended and/or modified by this Fourth Amendment, the Lease is hereby ratified and confirmed and all other terms of the Lease shall remain in full force and effect, unaltered and unchanged by this Fourth Amendment.  In the event of any conflict between the provisions of this Fourth Amendment and the provisions of the Lease, the provisions of this Fourth Amendment shall prevail.  Whether or not specifically amended by this Fourth Amendment, all of the terms and provisions of the Lease are hereby amended to the extent necessary to give effect to the purpose and intent of this Fourth Amendment.

[Signatures on next page.]

IN WITNESS WHEREOF, Landlord and Tenant have executed the Fourth Amendment as of the day and year first above written.

TENANT:

CORVUS PHARMACEUTICALS, INC.,
a Delaware corporation

By:	/s/ Leiv Lea
Its:	CFO

LANDLORD:

ARE-819/863 MITTEN ROAD, LLC,
a Delaware limited liability company

By:	ALEXANDRIA REAL ESTATE EQUITIES, L.P.,
a Delaware limited partnership,
managing member

By:	ARE-QRS CORP.,
a Maryland corporation,
general partner

	By:	/s/ Jackie Clem
Its:Senior Vice President, RE Legal Affairs

Exhibit A

Fourth Expansion Premises

Exhibit B

ROFR Space